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                                                                     Exhibit 1.1

                          AT&T Wireless SERVICES, INC.

                                 $_____________

                      $________ __% Notes Due _______, 20__
                      $________ __% Notes Due _______, 20__
                      $________ __% Notes Due _______, 20__


                             UNDERWRITING AGREEMENT



                                 April __, 2002

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

Lehman Brothers Inc.
101 Hudson Street
Jersey City, NJ 07302

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Four World Financial Center
New York, NY 10281

As Representatives of the Underwriters
       Named in Schedule I hereof

Dear Sirs and Mesdames:

         The undersigned, AT&T Wireless Services, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the several Underwriters named in Schedule I hereof, as follows:

         1. Underwriters and Representatives. The term "Underwriters" as used herein shall mean the firms and corporations named in Schedule I hereof, and the term "Underwriter" shall mean any one of such firms or corporations. The terms "Underwriters," "persons," "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "Representatives" shall mean J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, who by signing this Agreement represent that they have been authorized by each Underwriter to execute this Agreement on behalf of such Underwriter and to act for such Underwriter in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint.
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         2. Description of Notes. The Company proposes to issue $_____ principal amount of its _____% Notes due _____, 20__ (the "20__ Notes"), $_____ principal amount of its _____% Notes due _____, 20__ (the "20__ Notes") and $_____ principal amount of its _____% Notes due _____, 20__ (the "20__ Notes" and collectively with the 20__ Notes and the 20__ Notes, the "Notes") under an Indenture dated as of _____, 2002, (such Indenture including the provisions deemed a part thereof, or superseding provisions thereof, pursuant to the Trust Indenture Reform Act of 1990 (P.L. 101-550), being hereinafter referred to as the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). The Notes are more fully described in the Registration Statement hereinafter mentioned.

         3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement No. 333-74884 including a prospectus relating to common stock, preferred stock, preferred stock rights and debt securities of the Company, including the Notes, which has become effective under the Securities Act of 1933 (the "Act"), and has filed or will file with, or has delivered or will deliver for filing to, the Commission a prospectus supplement specifically relating to the Notes pursuant to Rule 424 under the Act. The term "Registration Statement" means such Registration Statements as amended to the date hereof together with such prospectus supplement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Notes, as filed with, or delivered for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means any preliminary prospectus supplement specifically relating to the Notes together with the Basic Prospectus. As used herein, Registration Statement, Basic Prospectus, Prospectus, and preliminary prospectus shall include in each case the material, if any, incorporated by reference therein.

                  (b) (i) Each part of the Registration Statement (including the material incorporated by reference therein, if any) when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each preliminary prospectus relating to the Notes filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the applicable rules and regulations of the Commission thereunder,
         (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the

         Company by or on behalf of any Underwriter specifically for inclusion therein or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

                  (c) Each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Act or the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as applicable, together with the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and incorporated by reference in the prospectus supplement specifically relating to the Notes, filed with, or delivered for filing to, the Commission pursuant to Rule 424 will comply when so filed in all material respects with the requirements of such Exchange Act and such applicable instructions, rules and regulations.

                  (d) The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

                  (e) Neither the issuance or sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's certificate of incorporation or by-laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties, and, except as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of or consummation of the transactions contemplated by, this Agreement.

                  (f) The financial statements, together with related schedules and notes, included in or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the combined financial position, results of operations and changes in financial position of the Company as discussed in the footnotes to the financial statements on the basis stated in the Registration Statement and in the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and derived from the books and records of the Company.

         4. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Notes, severally and not jointly represents to and agrees with the Company that it and each such affiliate:

                  (a) (i) has not offered or sold and, prior to the expiry of the period of six months from the time of closing, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
         (ii) has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage an investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to it; and (iii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom;

                  (b) has not offered or sold, and will not offer or sell, directly or indirectly, any of the Notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws and regulations of Japan; and

                  (c) has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute any preliminary prospectus or the Prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as contained in this Agreement.

         5. Purchase and Sale of Notes. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, each of the Underwriters agrees to purchase from the Company, severally and not jointly, and on the terms and conditions herein set forth the Company agrees to sell to each of the Underwriters, severally and not jointly, the principal amount of the 20__ Notes set forth opposite its name in Schedule I hereof at _____% of the principal amount thereof, the 20__ Notes set forth opposite its name in Schedule I hereof at _____% of the principal amount thereof and the 20__ Notes set forth opposite its name in Schedule I hereof at _____% of the principal amount thereof, together with accrued interest thereon from __________, 2002, to the date of payment and delivery.

         The terms of the public offering of the Notes are as set forth in the Prospectus.

         6. Closing. Delivery of, and payment of the purchase price for, the Notes which the Underwriters severally agree to purchase shall be made at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 9:00 a.m., New York City time, on February __, 2002 or at such other place or time on the same or such other day as shall be agreed upon by the Company and the Representatives. The time and date for such payment and delivery are herein referred to as the "time of closing." At the time of closing, the Company will deliver the Notes, registered in such names and in such authorized denominations as the Representatives shall have specified not less than two business days prior to the time of closing, against payment therefor as provided in section 7 hereof, through the facilities of The Depository Trust Company to the Representatives for the respective accounts of the Underwriters.

         The Company agrees to make the Notes available to the Representatives for examination at a place to be mutually agreed upon, not later than 2:00 p.m. on the business day next preceding the time of closing.

         If, for any reason (other than termination of this Agreement in accordance with the provisions of section 9 or 10 hereof), one or more of the Underwriters shall fail or refuse to pay for the Notes of a series it has or they have agreed to purchase (any such Underwriter being hereinafter referred to as a "defaulting Underwriter"), and the aggregate principal amount of the Notes of such series which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes of such series, the remaining Underwriters shall be obligated severally in the proportion which the amounts of Notes of such series set forth opposite their names in Schedule I of this Agreement bear to the aggregate principal amount of Notes of such series set forth opposite the names of all such non-defaulting Underwriters (or in such other proportion as the Representatives shall specify) to purchase the Notes of such series which the defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Notes of any series that any Underwriter is obligated to purchase be increased pursuant to the provisions of this paragraph by more than one-ninth of the principal amount of Notes of such series set forth opposite its name in Schedule I without the written consent of such Underwriter. In the event that any defaulting Underwriter or Underwriters shall fail or refuse to purchase Notes of any series the aggregate principal amount of which is more than one-tenth of the aggregate principal amount of the Notes of such series, and if arrangements satisfactory to the Representatives and the Company for the purchase of all such Notes of such series are not made within two business days after such default, this Agreement will terminate with respect to the Notes of such series without liability on the part of any of the non-defaulting Underwriters or of the Company. In the event that the non-defaulting Underwriters agree to purchase, in accordance with this paragraph, all the Notes of a series which the defaulting Underwriter or Underwriters fail or refuse to purchase, the Representatives or the Company shall have the right to postpone the time of closing for such series of Notes, but in no event longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Except to the extent provided in subparagraph (g) of section 8 hereof, termination of this Agreement pursuant to this section 6 shall be without any liability on the part of the Company or any Underwriter other than a defaulting Underwriter which shall have failed, otherwise than for some reason sufficient to justify under the terms hereof the cancellation or termination of its obligations hereunder, to pay for the Notes which such Underwriter has agreed to purchase (any such failure or refusal being hereinafter referred to as a "default").

         Unless this Agreement is terminated in accordance with any of its provisions, a default by any of the Underwriters shall not relieve any other Underwriter from its obligation to purchase the Notes which it has agreed to purchase.

         7. Payment. At the time of closing, the Company will cause the Notes to be delivered to the Representatives for the account of each Underwriter against payment of the purchase price in Federal or other funds immediately available.

         8. Covenants of the Company. The Company agrees as follows:

                  (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which the Representatives shall not previously have been advised or which shall be reasonably disapproved by Davis Polk & Wardwell, which firm is acting as counsel for the Underwriters, and will not file any document pursuant to the Exchange Act which is deemed to be incorporated by reference in the prospectus supplement specifically relating to the Notes, filed with, or delivered for filing to, the Commission pursuant to Rule 424 of which Davis Polk & Wardwell shall not previously have been advised.

                  (b) The Company will deliver to the Representatives a reasonable number of copies of the Registration Statement as originally filed and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Representatives a reasonable number of copies thereof. The terms "supplement" and "amendment" or "amend", as used in this Agreement, shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

                  (c) The Company will advise the Representatives promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use reasonable efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

                  (d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement, the preparation of the Indenture, the rating of the Notes, the issuance and delivery of the Notes and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (h) below; and will pay any taxes on the issuance of the Notes, but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Representatives or any of the Underwriters, except the cost of mailing to the Underwriters copies of the Registration Statement and all amendments thereto (including documents incorporated by reference), the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (g) below. The Company will not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

                  (e) The Company will apply the proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" appearing in the Prospectus.

                  (f) So long as any of the Notes shall remain outstanding, the Company will furnish to the Representatives, upon request and in reasonable quantities for distribution to the Underwriters, copies of such documents, reports and other information as may be required to be furnished to Noteholders under the Indenture.

                  (g) The Company will use all reasonable efforts to qualify the Notes, or to assist in the qualification of the Notes by or on behalf of the Representatives, for offer and sale under the securities or Blue Sky laws of such states of the United States as the Representatives may designate, and will pay or reimburse the Representatives for counsel fees, filing fees and out-of-pocket expenses in connection with such qualification; provided that the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to service of process in any state or (ii) to pay, or to incur, or to reimburse the Representatives for, any such expenses if no Notes are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to section 10 hereof.

                  (h) The Company will furnish to the Representatives or to the respective Underwriters as many copies of the Prospectus as the Representatives or to the respective Underwriters may reasonably request for the purposes contemplated by the Act. If, during such period after the first date of the public offering of the Notes as, in the opinion of the counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event, forthwith at its expense, prepare and furnish to the Representatives or to the respective Underwriters as many copies as the Representatives or to the respective Underwriters may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. For the purpose of this subparagraph (h), the Company will furnish such reasonable information with respect to itself as the Representatives may from time to time request, and the Representatives, at their own expense, may visit any of the properties of the Company and may inspect the books of account of the Company at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (h), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by any Underwriter or Underwriters or by the Representatives on its or their behalf for use in the Prospectus, unless the Representatives have advised the Company in writing of such change and have requested the Company at the expense of such Underwriter or Underwriters to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

                  (i) The Company will cause to be made generally available to its security holders as soon as practicable, but in any event not later then ______, 2002, an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                  (j) Until the business day following the time of closing, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities of the Company substantially similar to the Notes covered by the Registration Statement or any other registration statement filed under the Act.

         9. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes shall be subject to the following additional conditions:

                  (a) At the time of closing, the Indenture shall be qualified under the Trust Indenture Act, the Prospectus shall have been filed or delivered for filing to the Commission not later than 5:00 p.m. on the second business day following the date hereof, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Representatives shall have received a certificate dated the day of closing and signed by a Vice President of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission.

                  (b) At or prior to the time of closing, the Representatives shall have received from Perkins Coie LLP, counsel for the Company, an opinion, satisfactory to Davis Polk & Wardwell, to the effect that:

                           (i) the Company is a corporation in good standing,
                  duly organized and validly existing under the laws of the State of Delaware; and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

                           (ii) the Company is duly qualified to transact the
                  business in which it is engaged, as set forth in the Prospectus, in each State in the United States in which it operates;

                           (iii) the Indenture has been duly executed and
                  delivered pursuant to due authorization by appropriate corporate action, is a valid and binding agreement in accordance with its terms and has been duly qualified under the Trust Indenture Act;

                           (iv) the Notes, when duly executed, registered and
                  authenticated pursuant to the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions hereof, will be legal, valid and binding obligations of the Company in accordance with their terms;

                           (v) this Agreement has been duly authorized, executed
                  and delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnity and contribution hereunder may be limited under applicable law;

                           (vi) all consents, approvals, authorizations or other
                  orders of U.S. regulatory authorities legally required for the execution of the Indenture and the issuance and sale of the Notes to the Underwriters pursuant to the terms of this Agreement, have been obtained, except such as may be required by the securities or Blue Sky laws of the various States in connection with the offer and sale of the Notes; and

                           (vii) except as to financial statements and schedules
                  and other financial and statistical information contained therein, which such opinion need not pass upon, (A) each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, together with the applicable instructions, rules and regulations of the Commission thereunder, (B) each part of the Registration Statement when it became effective complied as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; (C) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, comply, and at the date thereof complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; and (D) advising that nothing came to such counsel's attention which would lead such counsel to believe
                  (x) any part of the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (y) as of the closing date, the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         At Perkins Coie's option, the opinion specified in clause (ii) above may be delivered by Gregory P. Landis, Senior Vice President and General Counsel of the Company, in lieu of Perkins Coie LLP.

                  (c) At or prior to the time of closing, the Representatives shall have received from Davis Polk & Wardwell an opinion to the effect specified in clauses (iii) through (v) and (vii)(B), (C) and (D) of subparagraph (b) above.

                  (d) At the date hereof and at or prior to the time of closing, the Representatives shall have received an executed copy of a letter of PricewaterhouseCoopers LLP, addressed to the Company and to the Representatives, to the effect that: (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) the unaudited pro forma financial statements contained or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated by the Commission; and (iv) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, if any, contained in or incorporated by reference as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or increase in long term debt of the Company, or any decrease in net assets, from the date of the latest balance sheet which is contained in the Registration Statement, to a date not more than five days prior to the date of such letter or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, operating income or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided that, with respect to any of the items specified in clause
         (iv), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further, that the letter may vary from the requirements specified in this subparagraph in such manner as the Representatives in their sole discretion may determine to be immaterial or in such manner as may be acceptable to the Representatives.

                  (e) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been, at the time of closing, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus; there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.; the representations and warranties of the Company herein shall be true at the time of closing; the Company shall not have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Representatives shall have received, at the time of closing, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President of the Company.

         In case any of the conditions specified above in this section 9 shall not have been fulfilled, this Agreement may be terminated by the Representatives by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraph (g) of section 8 hereof.

         10. Termination of Agreement. This Agreement may be terminated by the Representatives delivering written notice of termination to the Company at any time prior to the time of closing, if after the signing of this Agreement (i) trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange or there shall have been a material disruption in settlement of such securities (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), (ii) a banking moratorium shall have been declared by either federal or New York State authorities or (iii) the United States shall have become engaged in hostilities or there shall have occurred a national or international calamity or crisis, in either case which shall have resulted in the declaration of a national emergency or a declaration of war which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         A termination of this Agreement pursuant to this section 10 shall be without liability of any party to any other party.

         11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, and liabilities with respect to the Notes or any other securities of the Company arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Notes or the Prospectus (if used within the period set forth in section 8(h) hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise furnished in writing by or on behalf of any Underwriter for use in connection with any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof, or caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Notes to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or such Underwriter, but without documents incorporated by reference or exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Notes to such person.

                  (b) Each Underwriter agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Notes, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise furnished in writing by or on behalf of such Underwriter for use in connection with any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof.

                  (c) Each indemnified party under this section 11 agrees that upon the commencement of any action against such indemnified party in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

                  (d) If the indemnification provided for in this section 11 is unavailable to an indemnified party in respect of any losses claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes and also to reflect here appropriate the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (d) shall be deemed to include, subject to the limitations set forth above in this section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this subparagraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter's obligation to contribute pursuant to this subparagraph (d) is several in an amount which shall bear the same proportion to the total principal amount of Notes set forth opposite the name of such Underwriter in Schedule I (plus any increase in such amount as may be required pursuant to section 6 hereof).

         12. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the registration statement, the Underwriters and each controlling person referred to in section 11 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from any of the Underwriters.

         13. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties at the following address or sent by electronic transmission to the telecopier numbers specified below:

         If to the Underwriters, unless otherwise provided, to the Representatives as follows:

         J.P. Morgan Securities Inc.
         270 Park Avenue, 9th Floor
         New York, NY 10017
         Attention:        Transaction Execution Group
         Telecopier:       212-834-6702

         Lehman Brothers Inc.
         101 Hudson Street
         Jersey City, NJ 07302
         Attention:        Fixed Income Syndicate
         Telecopier:  201-524-5175

         with a copy to:

         General Counsel
         Lehman Brothers Inc.
         399 Park Avenue
         New York, NY 10022

         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         Four World Financial Center
         New York, NY 10080
         Attention:        Managing Director, Syndicate Desk
         Telecopier:

         If to the Company to:              AT&T Wireless Services, Inc.
                                            7277 164th NE
                                            Redmond, WA 98052
                                            Attn:  General Counsel
                                            Telecopier: 425-580-8333

         14. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

         15. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of section 6 hereof, the indemnity and contribution agreement contained in section 11 hereof and the representations and warranties of the Company set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or (iii) acceptance of and payment for the Notes.

       Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters, in accordance with its terms.

                                         Very truly yours,

                                         AT&T WIRELESS SERVICES, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:







The foregoing Agreement is hereby
        confirmed and accepted as of the date
        first above written.


Acting severally on behalf of themselves and the Underwriters named herein

J.P. MORGAN SECURITIES INC.


By:
   ----------------------------------
     Name:
     Title:


LEHMAN BROTHERS INC.


By:
   ----------------------------------
     Name:
     Title:


MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED


By:
   ----------------------------------
     Name:
     Title:

                                   SCHEDULE I

                                                        PRINCIPAL AMOUNT      PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
Name                                                     OF 20__ NOTES         OF 20__ NOTES         OF 20__ NOTES
----                                                     -------------         -------------         -------------
J.P. Morgan Securities Inc........................        $                     $                     $
Lehman Brothers Inc...............................        $                     $                     $
Merrill Lynch, Pierce, Fenner & Smith Incorporated        $                     $                     $
         Total....................................        $                     $                     $